UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2005

NuCO2Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-27378	65-0180800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 S.E. Market Place, Stuart, Florida	34997

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 271-1754

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statement and Exhibits.
SIGNATURES
EX-1.1: UNDERWRITING AGREEMENT
EX-5.1: OPINION OF OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
EX-99.1: PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2005, NuCO2 Inc. (the “Company”) entered into an underwriting agreement, dated March 24, 2005 (the “Underwriting Agreement”), among the Company, the shareholders named in Schedule B thereto (the “Selling Shareholders”) and Bear Stearns & Co., Inc., UBS Securities LLC and First Analysis Securities Corporation, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Company and the Selling Shareholders agreed to sell and the Underwriters agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement, an aggregate of 4,473,940 shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), 1,560,622 of which will be sold by the Company and 2,913,318 of which will be sold by the Selling Shareholders, at a public offering price of $24.17 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Underwriters were granted an option to purchase up to an additional 671,091 shares of Common Stock to cover over-allotments, if any (481,091 of which will be sold by the Company and 190,000 of which will be sold by Selling Shareholders who are executive officers of the Company). The Offering and the Underwriting Agreement contemplate that the net proceeds from the Offering will be used to redeem all of the Company’s outstanding 16.3% senior subordinated notes due February 27, 2009. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Shareholders, conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01. Other Events.

On March 24, 2005, the Company issued a press release announcing, among other things, that it had priced the Offering. The press release issued by the Company on March 24, 2005 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On March 24, 2005, the Company received an opinion from Olshan Grundman Frome Rosenzweig & Wolosky LLP with respect to the legality of the shares of Common Stock to be sold in the Offering (the “Legality Opinion”). A copy of the Legality Opinion is filed with this Form 8-K as Exhibit 5.1.

Item 9.01. Financial Statement and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 24, 2005, among the Company, the shareholders named in Schedule B thereto and Bear Stearns & Co., Inc., UBS Securities LLC and First Analysis Securities Corporation, as representatives of the several underwriters named in Schedule A thereto.

Exhibit No.	Description
5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP with respect to the legality of the shares of Common Stock to be sold in the Offering.

99.1	Press Release of the Company dated March 24, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2005	NUCO2INC.
	By:	/s/ Eric M. Wechsler
Eric M. Wechsler,
General Counsel

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